UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 25, 2008

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Wyman Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In August 2006, Altus Pharmaceuticals Inc., or Altus, entered into a drug production and clinical supply agreement with Althea Technologies, Inc., or Althea. Under this agreement, Althea agreed to modify an existing production facility, and test and validate its manufacturing operations for the production of ALTU-238. The agreement provides for the production of certain manufacturing runs of ALTU-238, from which Altus intends to supply planned clinical trials. The agreement was amended on June 25, 2007 and on March 14, 2008.

On November 25, 2008, the parties executed a third amendment to the agreement that sets forth a modified process development plan and manufacturing schedule for the project.

The foregoing is a summary description of certain terms of the third amendment. Altus intends to file the third amendment as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

November 26, 2008	By:	Georges Gemayel

Name: Georges Gemayel
Title: President and Chief Executive Officer